                                                                     EXHIBIT 2.5







                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                                 By and Between

     MaxVest Associates, Limited Partnership, a Georgia limited partnership,

                                    as Seller



                              THE PRICE REIT, INC.
                             a Maryland corporation,

                                    as Buyer


                                       and



                Chicago Title Insurance Company, as Escrow Holder



                                February 5, 1997

        ARTICLE I PROPERTY...............................................................1

                 1.1 LAND                                                                1

                 1.2 APPURTENANCES                                                       1

                 1.3 IMPROVEMENTS                                                        2

                 1.4 LEASES AND RENTS                                                    2

                 1.5 PERSONAL PROPERTY                                                   2

                 1.6 INTANGIBLE PROPERTY                                                 2


        ARTICLE II PURCHASE PRICE........................................................2

                 2.1 PURCHASE PRICE                                                      2

                 2.2 PAYMENT OF PURCHASE PRICE                                           3

                 2.3 EARNEST MONEY DEPOSIT                                               3

                 2.4 INVESTMENT OF DEPOSIT                                               3

                 2.5 DEPOSIT AS LIQUIDATED DAMAGES                                       3


        ARTICLE III TITLE TO PROPERTY....................................................4

                 3.1 TITLE                                                               4

                 3.2 OTHER CONVEYANCE DOCUMENTS                                          4


        ARTICLE IV CONDITIONS TO CLOSING.................................................5

                 A. BUYER'S CONDITIONS TO CLOSING                                        5

                 4.1 NON-FOREIGN STATUS OF SELLER                                        5

                 4.2 REVIEW AND APPROVAL OF TITLE AND SURVEY                             5

                 4.3 REVIEW AND APPROVAL OF OTHER MATTERS                                6

                 4.4 SERVICE AND OTHER CONTRACTS                                         7

                 4.5 PHYSICAL CHARACTERISTICS OF THE PROPERTY                            7

                 4.6 GOVERNMENTAL PERMITS, APPROVALS AND REGULATIONS                     8

                 4.7 REPRESENTATIONS AND WARRANTIES                                      8


                 4.8 IMPAIRMENT OF PROPERTY                                              8

                 4.9 APPROVAL                                                            8

                 4.10 OBJECTIONS TO PROPERTY OR OTHER MATTERS                            8

                 4.11 TENANT MATTERS                                                     9

                 4.12 REA ESTOPPELS                                                      9

                 4.13 SUBDIVISION                                                        9

                 4.14 DELIVERY OF DOCUMENTS                                              9

                 B. SELLER'S CONDITIONS TO CLOSING                                       9

                 4.15 DELIVERY OF DOCUMENTS AND PURCHASE PRICE                          10

                 4.16 SUBDIVISION                                                       10


        ARTICLE V CLOSING, RECORDING AND TERMINATION....................................10

                 5.1 DEPOSIT WITH ESCROW HOLDER AND ESCROW INSTRUCTIONS                 10

                 5.2 CLOSING                                                            10

                 5.3 DELIVERY BY SELLER                                                 10

                 5.4 DELIVERY BY BUYER                                                  12

                 5.5 OTHER INSTRUMENTS                                                  12

                 5.6 PRORATIONS                                                         12

                 5.7 COSTS AND EXPENSES                                                 14

                 5.8 CLOSING AND RECORDATION                                            14

                 5.9 TERMINATION OF AGREEMENT                                           14

                 5.10 SECURITY DEPOSITS                                                 15


        ARTICLE VI REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER..................15

                 6.1 AUTHORITY                                                          15

                 6.2 TITLE                                                              15

                 6.3 THE LEASES                                                         15

                 6.4 NO LITIGATION OR ADVERSE EVENTS                                    16

                 6.5 COMPLIANCE WITH LAWS                                               16

                 6.6 NO DEFAULTS IN OTHER AGREEMENTS                                    16

                 6.7 EMINENT DOMAIN                                                     16

                 6.8 PERMITS, CO'S, ZONING, ETC.                                        16

                 6.9 TAXES AND ASSESSMENTS                                              16

                 6.10 ENVIRONMENT                                                       16

                 6.11 PHYSICAL CONDITION                                                18

                 6.12 EMPLOYEES                                                         18

                 6.13 MECHANIC'S LIENS                                                  18

                 6.14 OPERATING STATEMENTS                                              18

                 6.15 DISCLOSURE                                                        18

                 6.16 NO LEASES OF PROPERTY OR ASSETS                                   19


        ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER.............................19

                 7.1 REPRESENTATIONS AND WARRANTIES OF BUYER                            19


        ARTICLE VIII POSSESSION, DESTRUCTION AND CONDEMNATION...........................20

                 8.1 POSSESSION                                                         20

                 8.2 LOSS, DESTRUCTION AND CONDEMNATION                                 20


        ARTICLE IX MAINTENANCE AND OPERATION OF THE PROPERTY; COVENANTS.................22

                 9.1 MAINTENANCE                                                        22

                 9.2 LEASES AND OTHER AGREEMENTS                                        22

                 9.3 ENCUMBRANCES                                                       23

                 9.4 CONSENTS AND NOTICES                                               23

                 9.5 AUDIT COOPERATION                                                  23


        ARTICLE X MISCELLANEOUS.........................................................23

                 10.1  NOTICES                                                          23

                 10.2 BROKERS AND FINDERS                                               24

                 10.3 SUCCESSORS AND ASSIGNS                                            24

                 10.4 AMENDMENTS                                                        25

                 10.5 CONTINUATION AND SURVIVAL OF INDEMNITIES, REPRESENTATIONS,
   WARRANTIES AND POST-CLOSING OBLIGATIONS                                              25

                 10.6 INTERPRETATION                                                    25

                 10.7 GOVERNING LAW                                                     25

                 10.8 MERGER OF PRIOR AGREEMENTS                                        25

                 10.9 ATTORNEYS' FEES                                                   25

                 10.10 NOTICE OF TERMINATION                                            25

                 10.11 SPECIFIC PERFORMANCE; DAMAGES                                    26

                 10.12 RELATIONSHIP                                                     26

                 10.13 COUNTERPARTS                                                     26

                 10.14 TIME OF THE ESSENCE                                              26

                 10.15 NO WAIVER                                                        26

                 10.16 SATURDAYS, SUNDAYS, LEGAL HOLIDAYS                               26

                 10.17 OFFER AND ACCEPTANCE; EFFECTIVE DATE                             26

                 10.18 CONFIDENTIALITY                                                  27

                               INDEX TO SCHEDULES

Schedule A      Legal Description of the Land

Schedule B      Form of Deed

Schedule C      Form of Assignment and Assumption of Leases and Rents

Schedule D      Form of Bill of Sale

Schedule E      Form of Assignment of Contracts, Intangible Property, Warranties and
                Guarantees

Schedule F      Form of Non-Foreign Certificate

Schedule G      Form of Tenant Estoppel Certificate

Schedule H      Rent Roll

                                   DEFINITIONS

               The following is a list of defined terms used herein and the sections in which such terms are defined.

Term                                                   Section
----                                                   -------

AGREEMENT                                                  INTRODUCTION
APPROVED CONTRACTS                                         4.4
APPURTENANCES                                              1.2
ASSIGNMENT OF INTANGIBLE PROPERTY,
     WARRANTIES AND GUARANTEES                             1.6
ASSIGNMENT OF LEASES AND RENTS                             1.4
BILL OF SALE                                               1.5
BUYER                                                      INTRODUCTION
BUYER APPROVAL                                             4.9
CLOSING                                                    5.2
CLOSING DATE                                               5.2
CODE                                                       4.1
CONTRACTS                                                  4.4
DEED                                                       1.1
EARNEST MONEY DEPOSIT                                      2.3
ESCROW HOLDER                                              INTRODUCTION
IMPROVEMENTS                                               1.3
INTANGIBLE PROPERTY                                        1.6
LAND                                                       1.1
LEASES                                                     1.4
MAJOR LEASE                                                4.8
NON-FOREIGN CERTIFICATE                                    4.1
OUTSIDE CLOSING DATE                                       5.2
PERSONAL PROPERTY                                          1.5
PERMITTED EXCEPTIONS                                       4.2
PHASE I REPORT                                             4.5
PROPERTY                                                   1.6
PURCHASE PRICE                                             2.1
REAL PROPERTY                                              1.6
RENT ROLL                                                  6.3
RENTS                                                      1.4
REVIEW PERIOD                                              4.10
SELLER                                                     INTRODUCTION
SURVEY                                                     4.2
TITLE COMPANY                                              3.1
TITLE POLICY                                               3.1
TITLE REPORT                                               4.2

                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                  THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS ("AGREEMENT") is made and entered into as of February 5, 1997, by and between MAXVEST ASSOCIATES, LIMITED PARTNERSHIP, a Georgia limited partnership ("SELLER"), THE PRICE REIT, INC., a Maryland corporation ("BUYER"), and Chicago Title Insurance Company ("ESCROW HOLDER"), with reference to the following facts:

                  A. Seller is the owner of the Property, as hereinafter defined.

                  B. Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property, all on the terms and conditions set forth herein.

                  NOW, THEREFORE, IN CONSIDERATION of the foregoing and the mutual agreements herein set forth, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer, and where appropriate Escrow Holder, agree as follows:

                                    ARTICLE I

                                    PROPERTY

                  Seller hereby agrees to sell and convey to Buyer, and Buyer hereby agrees to purchase from Seller, subject to the terms and conditions set forth herein, the following:

                  1.1 Land. That certain real property (the "LAND") described in Schedule A hereto, less the portion thereof representing the outparcel to be subdivided from the Land pursuant to Section 4.13 hereof, all of which shall be conveyed to Buyer pursuant to a deed in the form of Schedule B hereto (the "DEED");

                  1.2 Appurtenances. All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land, the Leases, the Rents, the Improvements, the Intangible Property, or any other appurtenance, together with all rights of Seller in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent thereto or used in connection therewith (open or proposed, in front of or abutting the Land), and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway (all of which are collectively referred to as the "APPURTENANCES");

                  1.3 Improvements. All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land or to be located thereon on the Closing Date, all apparatus, equipment and appliances owned by Seller and presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements which are the property of the owner of the Land, if any (all of which are collectively referred to as the "IMPROVEMENTS");

                  1.4 Leases and Rents. All leases, occupancy agreements and other similar agreements to which Seller is a party or by which it is bound, together with all modifications, extensions and renewals thereof, and any guarantees of any of the foregoing with respect to or demising any part of the Land, Appurtenances or Improvements (the "LEASES"), all income, receipts, funds and revenues of any kind whatsoever payable under the Leases or otherwise with respect to all or any portion of the Land, Appurtenances or Improvements (the "RENTS"), all of which Leases and Rents shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule C hereto (the "ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS");

                  1.5 Personal Property. All tangible personal property owned by Seller and located or to be located on, or situated or to be situated in and used in connection with, the Land and/or the Improvements ("PERSONAL PROPERTY"), and all of which Personal Property shall be transferred and assigned to Buyer pursuant to an instrument in the form of Schedule D hereto (the "BILL OF SALE"); and

                  1.6 Intangible Property. All of the interest of Seller in (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property generally, and (ii) any and all warranties, guarantees, permits, contracts and other rights owned by Seller relating to the ownership, operation or functioning of all or any part of the Property, as defined below (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements) (all of which are collectively referred to as the "INTANGIBLE PROPERTY"), and all of which, to the extent assignable, shall be assigned to Buyer pursuant to one or more (as determined by Buyer) assignments in the form of Schedule E hereto (the "ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTEES").

                  All of the items described in Sections 1.1, 1.2, 1.3, 1.4, 1.5 and 1.6 above are hereinafter collectively referred to as the "PROPERTY." The items described in Sections 1.1, 1.2, and 1.3 above are hereinafter referred to collectively as the "REAL PROPERTY."

                                   ARTICLE II
                                 PURCHASE PRICE

                  2.1 Purchase Price. The purchase price for the Property shall be Four Million Nine Hundred Seventy-Five Thousand Dollars ($4,975,000.00) (the "PURCHASE PRICE"). The Purchase Price shall be allocated among Land, Improvements and Personal Property as Buyer shall reasonably determine.

                  2.2 Payment of Purchase Price. The Purchase Price shall be paid by Buyer into the escrow for this Agreement to be maintained by Escrow Holder ("ESCROW") at the Closing by wire transfer of immediately available funds in accordance with wiring instructions to be provided by Escrow Holder; provided, however, that Buyer shall adjust the funds to be wired pursuant to this Section 2.2 for the following: (i) the amount of credits due to Buyer, or debits due from Buyer (as the case may be) for prorations hereunder, and (ii) the amount of the Earnest Money Deposit (hereinafter defined) plus earnings thereon.

                  2.3 Earnest Money Deposit. Concurrently with the delivery of one (1) fully executed copy of this Agreement to Escrow Holder, Buyer shall deposit with Escrow Holder the sum of One Hundred Thousand Dollars ($100,000.00) (the "EARNEST MONEY DEPOSIT") in the form of a check or wire transfer. The Earnest Money Deposit shall become nonrefundable after the end of the Review Period, unless this Agreement terminates other than due to a default of Buyer hereunder.

                  2.4 Investment of Deposit. Escrow Holder shall place the Earnest Money Deposit in an interest-bearing account with a bank or savings association, the deposits of which are federally insured, as Buyer may select. All interest on the Earnest Money Deposit shall accrue for the benefit of Buyer until the Closing. Notwithstanding the foregoing, however, in the event of any default by Buyer hereunder, all interest earned on such account shall accrue to the benefit of Seller. Seller shall not be responsible for, nor bear the risk of loss of, the Earnest Money Deposit, and shall not be responsible for the rate of return thereon.

                  2.5 Deposit As Liquidated Damages. IF THE SALE OF THE PROPERTY AS CONTEMPLATED HEREUNDER IS NOT CONSUMMATED SOLELY BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, ESCROW HOLDER SHALL PROMPTLY PAY OVER TO SELLER THE EARNEST MONEY DEPOSIT, IF ANY, THEN BEING HELD BY ESCROW HOLDER, AND SELLER SHALL RETAIN THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT THE PURCHASE AND SALE OF THE PROPERTY IS NOT CONSUMMATED AS CONTEMPLATED HEREIN AS A RESULT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR SIGNATURES BELOW, THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES IN SUCH EVENT. THEREFORE, IF BUYER BREACHES THIS AGREEMENT AND WRONGFULLY FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN, SELLER SHALL BE ENTITLED TO LIQUIDATED DAMAGES IN THE AMOUNT OF THE EARNEST MONEY DEPOSIT. ON RECEIPT AND RETENTION BY SELLER OF THE EARNEST MONEY DEPOSIT, THIS AGREEMENT SHALL TERMINATE AND BUYER SHALL HAVE NO FURTHER OBLIGATIONS OR LIABILITY HEREUNDER, EXCEPT IN CONNECTION WITH ANY INDEMNITY WHICH, BY ITS TERMS, SURVIVES ANY TERMINATION OF THIS AGREEMENT. THE PARTIES FURTHER ACKNOWLEDGE THAT THE EARNEST MONEY DEPOSIT HAS BEEN AGREED UPON AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER IN THE EVENT BUYER WRONGFULLY FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED HEREIN. IN NO EVENT, HOWEVER, SHALL THE

FOREGOING PROVISIONS LIMIT THE DAMAGES RECOVERABLE BY SELLER
FROM BUYER DUE TO BUYER'S OBLIGATION TO INDEMNIFY SELLER IN ACCORDANCE WITH THIS AGREEMENT OR DUE TO A BREACH OF ANY REPRESENTATION, WARRANTY, COVENANT OR AGREEMENT WHICH SURVIVES THE CLOSING UNDER THE TERMS OF THIS AGREEMENT.

                                      Seller:
Dated:_______________________
                                      MAXVEST ASSOCIATES, LIMITED
                                      PARTNERSHIP, a Georgia limited
                                      partnership

                                           By:  Theta Corp.,
                                           its general partner

                                                      By:_______________________

                                                      Its:______________________

                                      Buyer:

                                      THE PRICE REIT, INC.

Dated:_______________________         By:__________________________
                                      Its:_________________________



                                   ARTICLE III
                                TITLE TO PROPERTY

                  3.1 Title. At the Closing, Seller shall convey to Buyer marketable and insurable fee simple title to the Property pursuant to the Deed. In furtherance thereof, Seller shall cause Escrow Holder, in its capacity title company (the "TITLE COMPANY") to issue an ALTA extended coverage Owner's Policy of Title Insurance (Form B, Rev. 10/17/70), (the "TITLE POLICY"), together with such endorsements thereto as Buyer may request, in the full amount of the Purchase Price, insuring fee simple title to the Real Property in Buyer, subject only to (i) the lien of real property taxes for the then applicable fiscal year, to the extent not yet due and payable, (ii) the lien of supplemental taxes imposed by reason of transfer on or after the Closing, (iii) the Leases, and
(iv) the Permitted Exceptions.

                  3.2 Other Conveyance Documents. At the Closing, Seller shall
(i) assign the Leases and Rents to Buyer pursuant to the Assignment and Assumption of Leases and Rents; (ii) transfer title to the Personal Property to Buyer pursuant to the Bill of Sale, and (iii) transfer and assign to Buyer all of Seller's rights in and to the Intangible Property pursuant to the Assignment of Contracts, Intangible Property, Warranties and

Guarantees; such title and rights to be free of any liens, encumbrances or interests of third parties other than the Permitted Exceptions.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

                  A.       Buyer's Conditions to Closing.

                  The complete satisfaction as of the expiration of the Review Period (or such other date as may be specified herein) with respect to those matters described in Sections 4.2-4.6 and 4.9-4.10 hereof, and as of the Closing Date with respect to the balance of the following conditions, is a condition precedent to Buyer's obligation to purchase the Property:

                  4.1 Non-Foreign Status of Seller. Seller's execution and delivery to Buyer, on the Closing Date, of Seller's certificate in the form attached hereto as Schedule F (the "NON-FOREIGN Certificate") stating, under penalty of perjury, that (a) Seller is not a "foreign person" for the purposes of Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), and that withholding of tax will not be required thereunder, and (b) withholding is not required under the provisions of any state laws in connection with the contemplated transfer of the Property by Seller to Buyer (or, if such withholding is required, authorizing such withholding).

                  4.2 Review and Approval of Title and Survey. In connection with Buyer's review of title and related matters, Seller shall, at its sole cost and expense and as soon as practicable, but in no event later than ten (10) days after the date of this Agreement, deliver to Buyer or cause Escrow Holder to deliver to Buyer a current extended coverage commitment (ALTA Form 1970) for title insurance for the Property issued by the Title Company (the "TITLE REPORT"), accompanied by legible record copies of all of the documents referred to in the Title Report, together with all restrictions, agreements or other documents which affect or will affect the ownership of or title to the Property and which are not disclosed by the Title Report for the Property, if any, but which are known to Seller. Buyer shall arrange, at its sole cost and expense, for the preparation of a current ALTA survey of the Property, certified to Buyer in a form reasonably required by Buyer (the "SURVEY"). Buyer shall have until the expiration of thirty (30) business days from the delivery of the Title Report to notify Escrow Holder and Seller in writing of Buyer's disapproval of the condition of title. Buyer shall give Seller and Escrow Holder written notice outlining in detail any title items objected to and specifying Buyer's desired cure. Seller shall have ten (10) business days after receipt of Buyer's notice to advise Buyer and Escrow Holder, in writing, as to whether Seller shall cure said objections prior to the Closing (and should Seller fail to advise Buyer of Seller's objection within such ten (10) business day period, Seller shall be deemed to have elected to refuse to cure said objections). In the event that Seller elects not to cure such objections, or elects to cure such objections and fails or refuses to cure said objections, Buyer shall have the option, which must be exercised within 10 days of Buyer's receipt of Seller's response or deemed response, or Closing (whichever is earlier), (a) to waive Buyer's objections and purchase the Property as otherwise contemplated in this Agreement, notwithstanding such objections, in which event the subject matter of such waived objections shall be included within Permitted Exceptions, and Seller shall convey the Property to Buyer, subject to the Permitted Exceptions, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate (other than any such obligations which, by their express terms, survive any termination of this Agreement) and within five (5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon. All exceptions to title to, and/or encumbrances against, the Property shown on the Title Report or Survey or otherwise provided to Buyer by Seller as hereinabove described but not objected to by Buyer within the time period provided herein, and those items referred to in items (i) and (ii) and
(iii) of the second sentence of Section 3.1 hereof, and the covenants, conditions and restrictions referred to in Section 4.13 hereof, shall be deemed "PERMITTED EXCEPTIONS"; provided, however, that Seller covenants to remove all monetary encumbrances (other than those with respect to the liens referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof) affecting the Property or any portion thereof prior to Closing, and Seller further agrees that no monetary encumbrances other than the liens referred to in items (i) and (ii) of the second sentence of Section 3.1 hereof shall be Permitted Exceptions.

                  4.3 Review and Approval of Other Matters. In connection with Buyer's review of other matters, Seller shall deliver or otherwise make available to Buyer, within ten (10) days after the date of this Agreement, true, complete and correct copies of the following items, to the extent in Seller's or Seller's manager's possession:

                          (a) Copies of all soils and hazardous materials
                  reports, termite reports, engineering studies, topographical maps, appraisals and other reports, studies, and maps with respect to the Property (other than materials related to matters among the partners in Seller);

                          (b) Copies of subdivision maps relating to the Land;

                          (c) Copies of all approvals and permits relating to
                  Seller's development and ownership of the Real Property and copies of all governmental approvals and permits otherwise respecting the Real Property;

                          (d) Copies of all correspondence with tenants pursuant
                  to the terms of or otherwise relating to their leases relating to the construction, permitting or entitlement of the Real Property, and copies of documents and certificates from appropriate governmental authorities relating to the zoning, building and platting status of the Real Property;

                          (e) A description of existing and proposed local

                  improvements affecting the Property, including assessment levels;

                          (f) Copies of all service contracts relating to the
                  Property;

                          (g) Copies of the real property and personal property
                  tax bills for the Property for the period of Seller's ownership;

                          (h) Copies of all tenant leases and proposed tenant
                  leases on the Property;

                          (i) Copies of all plans and construction drawings for
                  all buildings constructed or to be constructed on the Property; and

                          (j) Copies of all insurance policies maintained by
                  Seller with respect to the Property for the period of Seller's ownership.

                  Buyer agrees to keep all information relating to the Property provided to it by Seller or obtained by Buyer in the course of its review and inspection of the Property pursuant to this Agreement confidential until Closing has occurred, subject to Section 10.18 hereof; provided, however, that such information may be disclosed as required by law, or to Buyer's agents, attorneys, employees or consultants who are assisting Buyer with its inspection and evaluation of the Property, to Buyer's existing or prospective lenders or joint venture partners, and to the extent required by any subpoena issued by any court of competent jurisdiction or by governmental or administrative body. The obligations of Buyer under this Section 4.3 shall survive any termination of this Agreement.

                  4.4 Service and Other Contracts. Buyer's review and approval, in its sole and absolute discretion, of all utility contracts, water and sewer service contracts, service contracts, warranties, permits, soils reports, and other contracts or documents of any nature relating to the Property or any portion thereof (the "CONTRACTS"; those Contracts which Buyer does not disapprove in writing prior to the end of the Review Period (and prior to the Closing Date in the case of contracts not entered into or delivered to the Buyer until after the expiration of the Review Period) shall be referred to as the "APPROVED CONTRACTS"). Buyer's remedy if it disapproves any Contract(s) shall be
(i) to the extent such disapproved Contract(s) can be terminated, to compel the Seller to terminate such disapproved Contract(s) on or prior to the Closing by advising Seller of such requests at the time Buyer disapproves of any such Contract, which Seller hereby agrees to do at its sole cost and expense if so requested by Buyer, or (ii) to the extent Seller cannot terminate such disapproved Contract(s), Buyer shall have the option, which must be exercised within ten (10) days of Buyer's receipt of Seller's notice to Buyer that Seller cannot terminate such disapproved Contract(s), or Closing (whichever is earlier), (a) to waive Buyer's disapproval of the Contract(s) and purchase the Property as otherwise contemplated in this Agreement, and Seller shall convey the Property to Buyer, or (b) to terminate this Agreement by written notice to Seller and Escrow Holder, whereupon any and all right and obligations of Buyer and Seller hereunder shall terminate (other than such obligations which, by their express terms, survive any termination of this Agreement) and within five
(5) days after Buyer has provided notice to Escrow Holder, Escrow Holder shall deliver to Buyer the Earnest Money Deposit, together with interest thereon.

                  4.5 Physical Characteristics of the Property. Buyer's review and approval, in its sole and absolute discretion, of (a) an environmental assessment (which shall, without limiting the scope of the report, contain an assessment of asbestos and radon affecting the Property) by an environmental consultant of Buyer's choice and at Buyer's cost (the "PHASE I REPORT"), and (b) the results of Buyer's physical inspection and testing of the Property, or any portion thereof (which testing shall be conducted at Buyer's expense, and may include, but shall not be limited to, testing for the presence of asbestos, PCBs, as defined below, and other Hazardous Materials, as defined below, including without limitation the performance of core sampling, drilling and other intrusive testing), of the structural, mechanical, electrical and other physical or environmental characteristics of the Property, including any tenant improvements or other construction installed or to be installed as of the Closing Date. To the extent not prohibited by the Leases, Seller shall allow Buyer reasonable access to the Property to perform any physical inspection thereof which Buyer reasonably deems appropriate. Buyer shall notify Seller in advance and coordinate the timing of any visits to the Property with Seller so as to minimize disruption of the on-going operation of the Property. Buyer shall pay all costs incurred in making any tests, surveys, analyses, and investigations of the Property and shall indemnify and hold Seller harmless from and against any and all liens which may arise as a result of the activities of Buyer or its agents, representatives, or designees on the Property, and against any and all claims for death or injury to persons or for physical damage to the Real Property arising out of or as a result of Buyer or its agents, representatives or designees going upon the Property pursuant to the provisions of this Section or otherwise.

                  4.6 Governmental Permits, Approvals and Regulations. Buyer shall have confirmed that all governmental permits and approvals with respect to the Property relating to the zoning, entitlements, construction, operation, use or occupancy of the Property or any portion thereof, are in full force and effect.

                  4.7 Representations and Warranties. All of Seller's representations and warranties contained herein or made in writing by Seller shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date, as though made at, and as of, the Closing Date, and Seller shall have executed and delivered all documents and complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

                  4.8 Impairment of Property. No material adverse change shall have occurred in the condition or ownership of the Property or any part thereof from and after the conclusion of the Review Period. As of the Closing no part of the Property, or any interest of Seller therein, shall be encumbered by any lien, pledge, security interest, financing or due and unpaid charge, tax or other imposition (other than Permitted Exceptions and items which will be removed on or prior to the Closing Date), or materially damaged as described in
Section 8.2 and not repaired to Buyer's satisfaction or taken in any material respect in condemnation or other like proceeding and no such proceeding shall be pending or threatened, except as otherwise provided in Section 8.2 hereof. There shall have occurred no material adverse change in the financial condition of any tenant under any of the Leases demising five thousand (5,000) square feet or more of the Improvements (each, a "MAJOR LEASE"), and there shall be no material default, or event that with the giving of notice or the passage of time or both would constitute a material default, under any Major Lease or any event that with the giving of notice or the passage of time or both would allow any party to any Major Lease to terminate such Lease, with or without notice.

                  4.9 Approval of Buyer's Board of Directors. This Agreement and the transactions contemplated hereby shall have been approved by Buyer's board of directors (the "BUYER APPROVAL") on or before the date that is forty-five
(45) days after the date hereof.

                  4.10 Objections to Property or Other Matters. To the extent there is a change in any of the matters described in this Article IV.A, or any such matters first become available or are supplemented after the date hereof, Seller shall promptly inform Buyer of such change in circumstances upon becoming aware thereof and deliver any such new or supplemental information to Buyer. Buyer shall have until the date that is forty-five (45) business days after the date of the full execution and delivery of this Agreement (the "REVIEW PERIOD"), to notify Seller of any objections Buyer has to the physical or financial state of the Property, to the Phase I environmental report, to any contracts or leases relating to the Property, to any item delivered (or not delivered) by Seller to Buyer, or to any other matter covered by this Article IV.A other than Title or Survey; provided that Buyer shall have until the Closing Date to approve the items specified in Sections 4.1, 4.8, 4.11 and 4.12 hereof. If Buyer shall object as provided herein, then this Agreement shall terminate and any and all right and obligations of Buyer and Seller hereunder shall terminate (other than any obligations which, by their express terms, survive any termination of this Agreement), and within five (5) days after Buyer provides notice of such termination to Escrow Holder, Escrow Holder shall pay to Buyer the Earnest Money Deposit, together with interest thereon. If Buyer does not give notice to Seller of its objections prior to the end of the Review Period, Buyer shall be conclusively deemed to have waived any right to object to such matters and to terminate this Agreement due to Buyer's disapproval thereof.

                  4.11 Tenant Matters. Buyer shall have received and approved written estoppel statements, in substantially the form as that attached hereto as Schedule G, from each of the tenants under the Major Leases, and tenants holding leases upon not less than eighty-five percent (85%) of the remaining gross leasable area in the Property. Each such estoppel statement shall be in form and substance acceptable to Buyer. Buyer shall have 5 days after the date of Buyer's receipt of each estoppel to notify Seller of any objection Buyer may have regarding such estoppel, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have approved such estoppel.

                  4.12 REA Estoppels. Buyer shall have received and approved such written estoppel statements from each party to any reciprocal easement agreement affecting the Property as Buyer shall reasonably require. Each such estoppel statement shall be in form and substance reasonably acceptable to Buyer. Buyer shall have 5 days after the date of Buyer's receipt of each such estoppel to notify Seller of any objection Buyer may have regarding such estoppel, and in the event Buyer fails to so notify Seller, Buyer shall be deemed to have approved such estoppel.

                  4.13 Subdivision. Buyer shall have approved the subdivision of the Land pursuant to which an outparcel shall be separated from the Land, Buyer shall have received a revised survey of the Land and such outparcel in form and substance acceptable to Buyer, such subdivision shall have been completed, and recorded covenants, conditions and restrictions in form and substance acceptable to Buyer shall have been recorded against the remainder of the Land and such outparcel.

                  4.14 Delivery of Documents. The due and timely delivery by Seller of executed documents required by this Agreement, including without limitation all of the documents and items specified in Section 5.3 below.

                  The foregoing conditions contained in this Article IV.A (except to the extent otherwise provided in Article IV.B hereof) are intended solely for the benefit of, and may be waived by, Buyer.

                  B.       Seller's Conditions to Closing.

                  The following conditions are conditions precedent to Seller's obligation to sell the Property:

                  4.15 Delivery of Documents and Purchase Price. Buyer's due and timely execution and delivery of all documents and items to be executed and delivered by Buyer (including without limitation the Purchase Price) pursuant to this Agreement, including without limitation all of the documents and items specified in Section 5.4 below.

                  4.16 Subdivision. The condition precedent to Buyer's obligations hereunder set forth in Section 4.13 hereof shall have been satisfied.

                  The foregoing conditions contained in this Article IV.B are intended solely for the benefit of Seller (except to the extent otherwise provided in Article IV.A hereof).

                                    ARTICLE V

                       CLOSING, RECORDING AND TERMINATION

                  5.1 Deposit with Escrow Holder and Escrow Instructions. Promptly after execution of this Agreement, the parties hereto shall deliver one
(1) fully executed copy of this Agreement to the Escrow Holder and this instrument shall serve as the escrow instructions to the Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

                  5.2 Closing. (a) The Closing Date shall occur no later than the date (the "OUTSIDE CLOSING DATE") which is forty-five (45) days after the conclusion of the Review Period. The Closing and the Closing Date shall not have occurred until the Purchase Price shall have been paid by Buyer to Escrow Holder as provided herein. The "CLOSING" shall be deemed to have occurred on the date that all of the events specified in Section 5.8 of this Agreement shall have occurred. The "CLOSING DATE" shall be the date on which the Closing occurs.

                           (b)      In the event the Closing does not occur on
or before the Outside Closing Date, subject to any extension to the Outside Closing Date contemplated by Article VIII hereof, the Escrow Holder shall, unless it is notified by Buyer to the contrary within five (5) days after such date, return to the depositor thereof all items which may have been deposited with Escrow Holder hereunder (not including the Earnest Money Deposit, if Seller has prior to such date alleged in writing to Buyer and Escrow Holder that Seller is entitled to the Earnest Money Deposit pursuant to the terms hereof). Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. Buyer shall, within five (5) days after the termination of this Agreement in accordance with the terms hereof, return to Seller all documents and materials delivered to Buyer hereunder by or on behalf of Seller.

                  5.3 Delivery by Seller. At the Closing, Seller shall deposit with the Escrow Holder, for the benefit of Buyer, or deliver directly to Buyer the following:

                          (a) The Deed and the Assignment and Assumption of
                  Leases and Rents, each duly executed and acknowledged by Seller, in recordable form, and ready for recordation in the official records of the jurisdiction in which the Land is located (the "OFFICIAL RECORDS");

                          (b) The Bill of Sale duly executed by Seller;

                          (c) A certificate from the office of the county clerk
                  of the county in which the Land is located and of the county in which Seller's principal office is located, a certificate from the Office of the Secretary of State of the State of North Carolina, or other appropriate evidence of all filings against Seller under the Commercial Code of North Carolina which would be a lien on any of the Personal Property, any such evidence being dated within ten (10) days prior to the Closing Date, together with fully executed termination statements with respect to such filings;

                          (d) originals or copies of any warranties and
                  guaranties received by Seller and to be assigned to Buyer, from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements or any tenant improvements;

                          (e) The Assignment of Contracts, Intangible Property,
                  Warranties and Guarantees, duly executed by Seller and acknowledged, assigning all of Seller's interest in the Intangible Property, together with written terminations of any Contracts which are not Approved Contracts;

                          (f) Originals or copies of all certificates of
                  occupancy and permits for the Improvements;

                          (g) All existing as-built plans and specifications for
                  the Improvements in the possession of Seller or its manager;

                          (h) A closing statement prepared by Escrow Holder in
                  form and content consistent with this Agreement and otherwise reasonably satisfactory to Buyer and Seller;

                          (i) The Non-Foreign Certificate, duly executed by
                              Seller;

                          (j) Complete originals of the Leases with respect to
                  the Property and copies of all records, books of account, ledgers, statements and other business records relating to the ownership and operation of the Property and/or the administration of the Leases, in whatever mode maintained, including information contained on computer disks; and

                          (k) A letter to each tenant, in form and substance
                  acceptable to Buyer, advising such tenant that the Property has been sold to Buyer.

                  Buyer may waive compliance on Seller's part under any of the foregoing items by an instrument in writing.

                  5.4 Delivery By Buyer. Buyer shall execute and deliver to Escrow Holder, for the benefit of Seller, or directly to Seller the Assignment and Assumption of Leases and Rents, a closing statement, and such other documents and instruments as may be required to the close the transactions contemplated hereby, which documents and instruments shall be in form and substance reasonably acceptable to Buyer. On the Closing Date, after Buyer's or Escrow Holder's receipt of all of the items specified in Section 5.3 hereof, after the complete satisfaction of all of the conditions precedent to Buyer's obligations hereunder, and after the expiration of the Review Period, Buyer shall deliver the Purchase Price to Escrow Holder as provided in Section 2.2 above.

                  5.5 Other Instruments. Seller and Buyer shall each deposit such other instruments as are reasonably required by Escrow Holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof.

                  5.6 Prorations. At Closing, the parties shall prorate (with Buyer being deemed to be the owner of the Property for the date of the Closing) as of the date on which the Closing occurs, based on the actual number of days elapsed in the calendar month in which the Closing Date occurs, the following with respect to the Property:

                           (a) Rents. All rents and other receipts collected by
                  Seller for the month in which the Closing occurs shall be prorated as of the Closing. Delinquent rentals shall be prorated between Buyer and Seller, but not until they are actually collected by Buyer. Buyer shall use reasonable efforts after the Closing to collect delinquent rents for the period up to the Closing; provided, however, that all collections shall be applied first to periods commencing after the Closing, and then to periods prior to the Closing. Percentage Rents (if any) shall be prorated by Buyer reasonably promptly after receipt thereof by Buyer.

                           (b) Common Area Maintenance Charges. All reimbursable
                  expenses shall be reconciled at Closing, such that if Seller has collected sums in excess of its reimbursable expenses under the Leases, Seller shall pay such excess to Buyer. In the event that such reconciliation shows that Seller has collected less than its incurred reimbursable expenses under the Leases, Buyer shall remit the excess (to the extent, and only to the extent, that such excess is actually collected by Buyer, with all payments on arrearages to be applied first to the period after the Closing Date) to Seller not later than the expiration of three months after the conclusion of the twelve-month period then in progress with respect to the budgeting of such expenses under the Leases.

                           (c) Taxes. Real estate taxes, recurring assessments,
                  and personal property taxes, if any, on all or any portion of the Property (exlcusive of the portion of the Land subdivided into an outparcel pursuant to Section 4.13 hereof), based on the regular and supplemental tax bills for the tax or assessment year in which the Closing occurs (or, if such tax bill has not been issued as of the date of Closing the regular and supplemental tax bill for the tax or assessment year preceding that in which the Closing occurs, with such increase thereto as Buyer reasonably estimates will occur) shall be prorated as of the Closing. Should such proration be based on a tax bill for the preceding tax or assessment year, and should such proration prove to be inaccurate upon receipt of the tax bill for the Property for the tax or assessment year of Closing, either Seller or Buyer may demand a payment from the other correcting such misapportionment. If any supplemental real estate taxes are levied for any period preceding the Closing, the parties will, promptly after the Closing or the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the Closing Date, the supplemental real estate taxes shown by such bill.

                          (d) Utilities. All utilities, including gas, water,
                  sewer, electricity, telephone and other utilities supplied to the Property shall be read as of the Closing Date, to the extent possible. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all utility charges for the period from the date covered by such bills until the Closing Date. Seller shall be credited for the amount of any deposits made by Seller for utility services which have not been refunded to Seller and which are assigned to Buyer on or prior to the Closing Date.

                          (e) Service Contracts. Amounts payable under Approved
                  Contracts shall be prorated on an accrual basis. Seller shall pay, prior to the Closing Date, all such amounts for which a bill has been received or for which payment is otherwise due prior to the Closing Date, and Buyer shall be credited, and Seller shall be debited, with an amount equal to all amounts accrued under the Approved Contracts from the date covered by such bills until the Closing Date. Seller shall deliver to Escrow, for the benefit of Buyer, evidence of the cancellation or termination of all Contracts other than Approved Contracts, and Seller shall be responsible for all such cancellation costs.

                          (f) Improvement Lien Assessments.  All improvement
                  lien assessments shall be paid in full by Seller at Closing.

                          (g) Other Items. All other proratable items, including
                  without limitation other income from, and expenses associated with, the Property shall be prorated between Buyer and Seller as of the Closing.

In the event accurate prorations and other adjustments cannot be made at Closing because current bills or statements or other information is not obtainable, the parties shall prorate on the best available information, subject to adjustment as soon after the Closing as the actual amounts to be prorated are determined. Buyer and Seller's obligation to prorate shall survive the Closing for a period of one (1) year (unless within such time Buyer or Seller makes a claim against the other party to this Agreement with respect to such obligation to prorate, in which case such obligation shall survive without limitation), and Buyer and Seller shall use good faith efforts to conclude prorations with respect to percentage Rent, taxes, and common area maintenance charges as soon as practicable after the determination of the amounts thereof. From and after Closing, each party shall afford to the other reasonable access to any information in its possession concerning the operations of the Property (including the right to copy the same at the expense of the party desiring the copy) for the purposes of ascertaining post-closing adjustments, tax examinations or audits, or other similar purposes.

                  5.7 Costs and Expenses. Seller and Buyer shall each bear and pay one-half (1/2) of the fees of Escrow Holder. Seller shall pay all premiums for the Title Policy (not including the costs of any special endorsements thereto requested by Buyer), all legal fees and costs incurred by Seller, the cost of any recordation fees and documentary or other transfer taxes applicable with respect to the sale of the Real Property, all sales tax, if any, applicable with respect to the sale of the Personal Property and/or the Intangible Property, and other fees and charges which are typically borne by sellers in Greensboro, North Carolina. Buyer shall pay for the Survey, the Phase I Report, its out-of-pocket expenses, all due diligence, all legal fees and costs incurred by Buyer in connection herewith, and other fees and charges which are typically borne by buyers in Greensboro, North Carolina.

                  5.8 Closing and Recordation. Provided that Escrow Holder has received all of the items required to be delivered pursuant to this Article V (or a waiver from the party for whose benefit such item is being delivered) and that it has not received prior written notice from Buyer that Buyer has elected to terminate its rights and obligations hereunder pursuant to Article IV,
Article VIII and/or Section 5.9, and provided that Buyer has received either the Title Policy or the irrevocable commitment of Title Company to provide it with the Title Policy immediately after recordation of the Deed, Escrow Holder is authorized and instructed (a) with respect to the Property, to cause the Title Company to record the documents delivered to the Escrow Holder in accordance with recording instructions set forth in a letter to be delivered to Escrow Holder and Title Company by Buyer (or if no such letter is received prior to the Closing, in accordance with customary practice), (b) to deliver those other documents and instruments delivered into Escrow to the party for whose benefit such documents or instruments were made and (c) to deliver the Purchase Price, as adjusted pursuant to Section 5.6 hereof, upon receiving confirmation of recording of the Deed.

                  5.9  Termination of Agreement.

                  (a) Failure of Buyer's Conditions. If any one or more of the conditions to Buyer's obligations, as set forth in Article IV.A, Section 5.3 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Buyer may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement, in which case neither party shall have any further obligation to the other (other than any obligations which, by their express terms, survive any termination of this Agreement). Nothing in this paragraph shall be construed to limit any of Buyer's rights or remedies at law or equity in the event of a default by Seller. Upon termination of this Agreement by Buyer pursuant to any provision providing Buyer a right of termination, Buyer shall return to Seller all materials previously provided by Seller to Buyer and, except in the case of Buyer's termination due to Seller's default, Buyer shall deliver to Seller copies of all reports and studies and obtained by Buyer from third party consultants with respect to the Property.

                  (b) Failure of Seller's Conditions. If any one or more of the conditions to Seller's obligations, as set forth in Article IV.B, Section 5.4 or elsewhere in this Agreement, is not either fully performed, satisfied or waived in writing (or deemed waived as provided herein) on or before the Closing Date or such earlier date as provided elsewhere herein, then Seller may elect, by written notice as provided in Section 10.10 hereof, to terminate this Agreement and neither party shall have any further obligation to the other (other than any obligations which, by their express terms, survive any termination of this Agreement).

                  5.10 Security Deposits. Seller shall pay over to Buyer at Closing or grant to Buyer a credit against the Purchase Price in an amount equal to the aggregate of the tenants' security and other deposits and prepaid rents under the Leases, including all accrued interest thereon to the extent that the tenants may be entitled to receive such amounts in connection with the refund of any such deposit or prepaid rent. Buyer shall indemnify Seller for any claim by any tenant under a lease to the extent, and solely to the extent, that such claim relates to Buyer's wrongful failure to refund a security deposit to such tenant, which security deposit was delivered by Seller to Buyer pursuant hereto.

                                   ARTICLE VI

                  REPRESENTATIONS, WARRANTIES AND COVENANTS OF

                                     SELLER

                  As an inducement to Buyer to enter into this Agreement and the consummation of the transaction contemplated hereby, Seller hereby represents and warrants to and agrees with Buyer as of the date hereof, as set forth below. As used herein and elsewhere in this Agreement, the term "SELLER'S ACTUAL KNOWLEDGE" shall mean the actual knowledge of each of Messrs. Richard E. Buckley and Stephen R. Shuler, after review of the written files of Seller and Seller's manager with respect to the Property. Seller hereby represents and warrants that the foregoing persons are the persons employed by Seller or Seller's manager with executive, managerial or daily supervisory responsibility with respect to the Property.

                  6.1 Authority. Seller is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to conduct business and own real property in the State of North Carolina, and has all requisite power to own all of its properties and assets and to carry on its business as presently conducted. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby has been duly and validly authorized by all necessary action of Seller and the Agreement and all other agreements contemplated thereby are and will be valid and binding obligations of Seller.

                  6.2 Title. Seller holds fee simple title to the Property, and to Seller's actual knowledge, such fee simple title is free and clear of all liens, encumbrances, security interests, charges, adverse claims and other exceptions to title, except for the Leases, Contracts, matters of record, matters that would be disclosed by a current and accurate survey, and the Permitted Exceptions.

                  6.3 The Leases. A list of the current Leases is set forth in the rent roll attached hereto as Schedule H (the "RENT ROLL"). The Rent Roll is true, complete and correct in all respects as of the date thereof and except for the Leases set forth in the Rent Roll, there are no other leases, licenses or other agreements granting any party any right of occupancy of the Property. With respect to each Lease: (i) the Lease is in full force and effect, and constitutes the valid and binding legal obligation of Seller; (ii) there are no understandings, oral or written, between the parties to the Lease which in any manner vary the obligations or rights of either party except as set forth in the copies of such Lease and related written materials provided by Seller to Buyer pursuant to this Agreement; (iii) except as indicated on the Rent Roll, there is no default by Seller under the Lease and to Seller's actual knowledge, by the tenant under the Lease; and (iv) no rent or additional rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

                  6.4 No Litigation or Adverse Events. Seller has received no written notice of, and to Seller's actual knowledge, there are no, pending or threatened investigations, actions, suits, proceedings or claims against or affecting Seller, the Property, any tenant or relating to the zoning, environmental condition or use of any adjacent property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, or instrumentality, domestic or foreign.

                  6.5 Compliance with Laws. Seller has not received any notice or claim of any violations of applicable laws, ordinances, rules and regulations (including without limitation those relating to zoning and the Americans With Disabilities Act) applicable to the ownership or operation of the Property. Seller has not received from any insurance company or Board of Fire Underwriters any notice, which remains uncured, of any defect or inadequacy in connection with the Property or its operation.

                  6.6 No Defaults in Other Agreements. To Seller's actual knowledge, neither Seller nor any other party is in material default under any Contract affecting the Property, and no event exists which, with the passage of time or the giving of notice or both, will become a material default thereunder on the part of the Seller or any other party thereto. To Seller's actual knowledge, Seller is in compliance in all material respects with the terms and provisions of the covenants, conditions, restrictions, rights-of-way or easements affecting the Property.

                  6.7 Eminent Domain. To Seller's actual knowledge, there is no existing or proposed or threatened eminent domain or similar proceeding, or private purchase in lieu of such a proceeding which would affect the Property in any material way.

                  6.8 Permits, CO's, Zoning, etc. To Seller's actual knowledge, all permits, certificates of occupancy, and all other notices, permits, certificates and authority required as of the date hereof in connection with Seller's ownership and operation of the Property or the use or occupancy thereof have been obtained and are in full force and effect and in good standing.

                  6.9 Taxes and Assessments. To Seller's actual knowledge, all real property taxes, and all Seller's personal property taxes, relating to the Property, excepting those for the current tax year which are not yet overdue (i.e., which are still payable without interest or penalty), have been paid in full. To Seller's actual knowledge, there is no existing or proposed assessment that has or may become a lien on the Property.

                  6.10 Environment. (i) Seller has not engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous

Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (ii) to Seller's actual knowledge, no tenant, occupant or user of the Property, nor any other person, has engaged in or permitted any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any material way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in or about the Property, or transported any Hazardous Materials to, from or across the Property, except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iii) to Seller's actual knowledge, based upon a review of Seller's written files with respect to the Property and upon a Phase I environmental site assessment of the Property prepared by Law Engineering, Inc. and dated November, 1994, and without further independent investigation, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Property except in all cases in material compliance with Environmental Requirements and only in the course of legitimate business operations at the Property (which shall not include any business primarily or substantially devoted to the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of Hazardous Materials); (iv) to Seller's actual knowledge, based upon a review of Seller's written files with respect to the Property and upon a Phase I environmental site assessment of the Property prepared by Law Engineering, Inc. and dated November, 1994, and without further independent investigation, no Hazardous Materials have migrated from the Property upon or beneath other properties; and (v) to Seller's actual knowledge, based upon a review of Seller's written files with respect to the Property and upon a Phase I environmental site assessment of the Property prepared by Law Engineering, Inc. and dated November, 1994, and without further independent investigation, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Property.

                  As used herein:

                  "ENVIRONMENTAL REQUIREMENTS" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, ground water or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

                  "HAZARDOUS MATERIALS" shall mean (i) any flammable, explosive or radioactive materials, hazardous wastes, toxic substances or materials including, without limitation, substances defined as "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801, et seq.; the Toxic Substances Control Act, 15 U.S.C., Section 2601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; and in the regulations adopted and publications promulgated pursuant to said laws; (ii) those substances listed in the United States Department of Transportation Table (49 C.F.R. 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 C.F.R. Part 302 and amendments thereto); (iii) those substances defined as "hazardous wastes," "hazardous substances" or "toxic substances" in any similar federal, state or local laws or in the regulations adopted and publications promulgated pursuant to any of the foregoing laws or which otherwise are regulated by any governmental authority, agency, department, commission, board or instrumentality of the United States of America, the State of North Carolina or any political subdivision thereof, (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended; (v) petroleum or any by-products thereof; (vi) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Sections 2011 et seq., as amended, and in the regulations adopted and publications promulgated pursuant to said law; (vii) asbestos in any form or condition; and (viii) polychlorinated biphenyls.

                  6.11 Physical Condition. To Seller's actual knowledge: (i) there are no material structural defects in the Improvements located on or at the Property; and (ii) the Improvements and Personal Property (including without limitation plumbing equipment, HVAC, electric wiring and fixtures, gas distribution system, water and sewage systems, and security systems) are in good working order and condition, except for defects or required repairs that are not material.

                  6.12 Employees. Seller has no employees.

                  6.13 Mechanic's Liens. All bills and claims for labor performed and materials furnished to or for the benefit of the Property currently due and contracted for by Seller or its manager have been paid in full, and there are no mechanic's or materialmen's liens (whether or not perfected) on or affecting the Property as a result of labor performed or materials furnished and contracted for by the Seller or its manager.

                  6.14 Operating Statements. The financial statements delivered by Seller to Buyer fairly present the profit or loss from the management and operation of the Property for the periods covered thereby and, in all material respects, accurately reflect all rents and other gross receipts, and all amounts paid by Seller for electricity, water, sewer, other utility services, insurance, fuel, maintenance and repairs (whether capitalized or expensed), real estate taxes, payroll and payroll taxes and all other operating and other expenses associated with the Property.

                  6.15 Disclosure. The information contained in the representations contained herein do not contain any material misstatement or omission. To Seller's actual knowledge, there are no material misstatements of fact set forth in the documents and materials provided to Buyer pursuant to Section 4.3(a). Seller has delivered or made available to Buyer complete copies of all written materials described in Sections 4.3(b)-(j) which are in Seller's or its manager's possession.

                  6.16 No Leases of Property or Assets. No material portion of the Personal Property or fixtures with respect to the Property (other than fixtures owned or installed by tenants) is leased by the Seller as lessee.

                  Seller shall promptly notify Buyer, in writing, of any event or condition known to Seller which occurs prior to Closing and which causes a material change in the facts relating to, or the truth of, the above representations and warranties. At the Closing, Seller shall reaffirm and restate such representations and warranties, subject to disclosure of any changes in facts or circumstances which may have occurred since the date hereof. The representations and warranties set forth in this Article VI (and in any certificate delivered by Seller at Closing) shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title to the Property, until the date that is one (1) year after the Closing Date; provided however, that in the event Buyer makes a written claim against Seller with respect to any representation or warranty prior to the date which is one
(1) year after the Closing Date, then such representation or warranty shall survive without limitation as to such written claim. Notwithstanding anything to the contrary provided in this Agreement, in the event Buyer shall have actual knowledge as of the time of Closing that any of Seller's representations or warranties are false or misleading, but shall elect to proceed to close this transaction notwithstanding such false or misleading representation or warranty, Buyer shall be deemed to have waived any claim it may have against Seller with respect to such misrepresentation or breach of warranty unless such misrepresentation or breach of warranty was intentional.

                  Except as expressly set forth in this Article VI, Seller makes no representations or warranties, express or implied, regarding the condition of the Property, the presence or absence of Hazardous Materials on or emanating from the Property, the compliance by the Property with any applicable governmental requirement, or any other aspect of the Property. By execution hereof, Buyer agrees that neither Seller nor Seller's agents or representatives have made, and Buyer has not relied upon, any representation or warranty of any kind which is not herein expressly set forth or provided for, and Buyer shall acquire the Property in its condition as of the date of Closing, "as is," subject to the terms and conditions of this Agreement and to the express representations and warranties made by Seller herein.

                                   ARTICLE VII

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  7.1 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows: Buyer is a corporation duly organized under the laws of the State of Maryland; subject to receipt of the Buyer Approval, this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are and as of the Closing Date will be duly authorized, executed and delivered by Buyer, and are and as of the Closing Date will be legal, valid and binding obligations of Buyer, and do not and as of the Closing Date will not violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

                                  ARTICLE VIII

                    POSSESSION, DESTRUCTION AND CONDEMNATION

                  8.1 Possession. Possession of the Property shall be delivered to Buyer on the Closing Date, subject to the Leases described on the Rent Roll or otherwise approved by Seller. Without limiting any other provisions of this Agreement, Seller shall afford authorized representatives of Buyer reasonable access to the Property for the purposes of determining Seller's compliance herewith (provided that Seller or Seller's agent shall be allowed to accompany Buyer in any visit to the Property Buyer may make for the purposes of determining such compliance); however, in no event shall such right give rise to any obligation of Buyer to determine compliance or noncompliance.

                  8.2      Loss, Destruction and Condemnation.

                           (a) Definition of Material Damage. For the purposes
of this Section 8.2, damage to the Property is material if (i) the actual cost of repairing or replacing the damaged portions of the Improvements on the Property exceeds $100,000.00, or (ii) if it would take longer than ninety (90) days to perform such repair or replacement using reasonably diligent efforts, or
(iii) if any lessee has the right to abate any rent under its lease as a result of such damage and there is not full rental interruption coverage with respect thereto available to Buyer through and after the Closing Date until the date that is ninety (90) days beyond the estimated date of reconstruction, or (iv) if any lessee has a right to terminate its lease as a result of such damage.

                           (b) Effect of Non-Material Damage to Improvements.
If prior to the Closing the Improvements on the Property are damaged by casualty and such damage is not material, (i) this Agreement may not be terminated by reason of such casualty (provided that this does not waive Buyer's other termination rights under this Agreement) and (ii) Seller will, at Buyer's option, either (a) cause the damaged portion of the Improvements to be repaired at Seller's sole cost and expense within ninety (90) days after the date of such damage or (b) pay to Buyer all insurance proceeds (and the amount of any applicable deductible) theretofore actually received by Seller and, in addition, assign, transfer and set over to Buyer all of Seller's right, title and interest in and to any insurance claims or insurance proceeds that may thereafter be made for any such damage or destruction, except that any loss of rent insurance shall be prorated as of the date of Closing. Seller will notify Buyer within five (5) days (but in any event prior to the Closing Date) of Seller's receipt of knowledge of any casualty which occurs after the date of this Agreement and on or prior to the Closing Date.

                           (c) Effect of Material Damage to Improvements.
If prior to the Closing the Improvements are damaged by casualty and such damage is material, Seller shall notify Buyer in writing of such casualty as soon as practicable. Within ten (10) days after the occurrence of such casualty, Seller will, as soon as is practicable, commence restoration of the damaged Improvements, and shall complete such restoration in compliance with all laws and the representations and warranties set forth herein and shall restore such Improvements their condition prior to the occurrence of the casualty promptly (but in no event more than ninety (90) days thereafter), and the Closing Date shall be extended (but in no event by more than ninety (90) days) until such damaged Improvements are complete. If Seller does not commence or complete such restoration within such time period, then Buyer may elect pursuant to a writing delivered to Seller and

Escrow Holder to (i) continue this Agreement, provided, however, that Seller shall assign to Buyer at the Closing any insurance proceeds to which Seller is entitled with respect to such damage except that any loss of rent proceeds shall be prorated as of the date of Closing (in which event the Purchase Price shall be reduced by the amount of any deductible with respect thereto); (ii) terminate this Agreement, in which case Buyer shall have no further rights and obligations to the Seller under this Agreement (except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement) (but Buyer shall retain its rights and remedies against Seller) and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time allotted therefor shall be deemed to be an election of option (ii).

                           (d) Definition of Material Taking.  For the purposes
of this Section 8.2, a taking or threatened taking by eminent domain or similar proceedings shall be deemed material if (i) the value of that portion of the Property to be so taken exceeds $100,000.00, (ii) the portion of the Property taken materially impairs access to the Property or materially and adversely affects the parking area; (iii) any lessee has the right to abate any rent under its lease as a result of such taking or threatened taking, or (iv) any lessee has the right to terminate its lease as a result of such taking or threatened taking.

                           (e) Effect of Non-Material Taking.  If prior to the
Closing there is a taking or threatened taking of a portion of the Property which is not material, (i) this Agreement may not be terminated and (ii) Seller will assign to Buyer at the Closing all of Seller's rights in and to any condemnation award with respect to such non-material taking, and there will be no reduction in the Purchase Price. Seller will deliver written notice to Escrow Holder and Buyer within one (1) day after Seller receives notice of or otherwise becomes aware of any taking or threatened taking affecting the Property.

                           (f) Effect of Material Taking. If prior to the
Closing there is a taking or threatened taking of a material portion of the Property or all of it, Seller shall notify Buyer in writing of such taking or threatened taking, and within ten (10) days after Buyer's receipt of such notice, Seller and Buyer shall endeavor to agree upon whether the Property shall be purchased by Buyer, and any reduction in the Purchase Price, and any assignment of any condemnation award with respect to such taking. If within such ten (10) day period Buyer and Seller have not reached a mutually acceptable agreement as to those matters, Buyer within ten (10) days thereafter may elect in writing to (i) continue this Agreement subject to the taking or threatened taking with an assignment of all of Seller's rights to condemnation awards, severance damages, payments-in-lieu thereof or the like; or (ii) terminate this Agreement, in which case Buyer and Seller shall have no further rights or obligations to one another under this Agreement (except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement), and Escrow Holder shall immediately return the Earnest Money Deposit (with interest thereon) to Buyer. Buyer's failure to have elected any of these options within the time period allotted therefor shall be deemed to be an election of option (ii).

                           (g) Extension of Outside Closing Date.  Upon the
occurrence of any damage to the Property which Seller is obligated to repair and restore in accordance with the terms of this Agreement, the Outside Closing Date shall be extended to the date upon which Seller is required hereunder to have such damage repaired, but in no event shall any such extension extend the Outside Closing Date to a date which is more than ninety (90) days after the date of such damage to the Property.

                                   ARTICLE IX

                   MAINTENANCE AND OPERATION OF THE PROPERTY;

                                   COVENANTS

                  9.1 Maintenance. In addition to Seller's other obligations hereunder, Seller shall, upon and after the date of this Agreement and to and including the Closing Date, at Seller's sole cost and expense, maintain the Property in the ordinary course of business consistent with past practice, pay all taxes, assessments, fines, penalties, charges and other operating expenses, and shall make all repairs, maintenance and replacements of the Improvements and any Personal Property and otherwise operate the Property in its ordinary and customary manner, and otherwise in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property. Seller shall not make any alterations to the Property without first receiving Buyer's prior written consent thereto, except to the extent required by applicable governmental laws, ordinances or regulations.

                  9.2 Leases and Other Agreements. Seller shall not, on or after the date of this Agreement and on or prior to the Closing Date, enter into any Lease pertaining to the Property except pursuant to the terms and conditions set forth in this Section 9.2. At any time prior to the Closing Date, in the event that Seller intends to enter into a lease with respect to any portion of the Property, Seller shall deliver to Buyer a complete copy of the proposed lease, financial information as to the proposed lessee (with credit reports), and copies of all brokerage agreements (or a detailed list of all brokerage obligations) with respect to such lease. Buyer shall review and approve or disapprove of such lease within ten (10) days after the receipt of all of the foregoing materials. If all such materials are delivered to Buyer on or prior to ten (10) days prior to conclusion of the Review Period, and if (a) such lease (and any brokerage commissions with respect thereto) was negotiated by Seller in good faith and is on market terms, (b) the proposed lessee is creditworthy as determined by Buyer in its reasonable judgment, (c) the proposed use of the premises under such Lease is compatible with the other uses in the Property and is not inconsistent with the general leasing policies of Buyer, as determined by Buyer in its reasonable judgment, and (d) the terms and conditions of such Lease and any brokerage commissions payable with respect thereto are otherwise acceptable to Buyer in its reasonable discretion, then Buyer shall approve such lease and if and when the Closing occurs, Buyer shall assume all obligations under such lease to pay for or construct tenant improvements and shall assume and pay, as and when due, all brokerage commissions with respect to such lease which commissions were disclosed to and approved by Buyer. In the event that Buyer does not affirmatively approve in writing such lease within such ten (10) day period, then Buyer shall be deemed to have disapproved such lease and as long as this Agreement remains effective Seller shall not enter into such lease. Seller's sole remedy with respect to any such disapproval shall be to terminate this Agreement, by written notice to Buyer not later than five (5) days later the expiration of such ten (10) day period, in which case the Earnest Money Deposit, with all interest thereon, shall be refunded to Buyer and this Agreement, and each party's obligations hereunder, shall terminate (except for such rights and obligations that, by the express terms hereof, survive any termination of this Agreement). Notwithstanding the foregoing, after the conclusion of the Review Period, in no event shall Seller enter into any lease with respect to the Property without Buyer's prior written consent, which will not be unreasonably withheld or delayed. After the date hereof, without Buyer's prior written consent (which will not be unreasonably withheld) in no event shall Seller enter into any agreement or contract with respect to the Property (other than a lease, which shall be governed by the foregoing provisions and other than any agreement which is a Permitted Exception) which is not terminable on thirty (30) days' prior notice (without premium or penalty).

                  9.3 Encumbrances. Seller shall not, after the date of this Agreement and prior to the Closing Date, mortgage, encumber or suffer to be encumbered all or any portion of the Property, which encumbrances would survive the Closing Date, without the prior written consent of Buyer.

                  9.4 Consents and Notices. Seller and Buyer shall cooperate with each other and exercise commercially reasonable efforts to obtain as of the Closing Date, all consents from, and provide all notices to, any third party and any governmental or regulatory authority which are required pursuant to any Contract or any applicable laws as a condition to or in connection with the execution, delivery or performance of this Agreement or other documents and instruments contemplated thereby.

                  9.5 Audit Cooperation. Until the date that is one (1) year after the Closing Date, Seller hereby agrees to cooperate with Buyer in producing Buyer's audited financial statements for the Property for such periods as may be requested by Buyer. Such cooperation shall include, without limitation, the execution and delivery by Seller to Buyer's auditors of such confirmations and letters as such auditors may reasonably require.

                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or by electronic facsimile transmission (followed by a copy mailed or delivered as otherwise provided herein), or sent by Federal Express or similar nationally recognized overnight courier service, and addressed as follows, and shall be deemed to have been given upon the date of delivery (or refusal to accept delivery) at the address specified below as indicated on the return receipt or air bill, or on the date of facsimile transmission if delivered in such manner:



                  If to Seller:       Maxvest Associates, Limited Partnership
                  ------------
                                      c/o James Doran Company
                                      1051-H Johnnie Dodds Boulevard
                                      Mt. Pleasant, South Carolina 29464
                                      Attention:  Mr. Bob Doran
                                      Fax No.:  803-849-6765

                  with a copy to:     Buckley Shuler Properties, Inc.
                                      4244 International Parkway, Suite 134
                                      Atlanta, Georgia 30354
                                      Attention:  Mr. Richard E. Buckley
                                      Fax No.:  404-361-4831

                                      Andrew C. Williams, Esq.
                                      Minkin & Snyder
                                      Suite 1100
                                      3060 Peachtree Road
                                      Atlanta, Georgia 30305
                                      Fax No.:  404-233-5824


                If to Buyer:          The PRICE REIT, Inc.
                -----------
                                      145 South Fairfax Avenue
                                      Fourth Floor
                                      Los Angeles, CA 90036
                                      Attn.:  Joseph Kornwasser
                                      Fax No.:  (213) 937-8175

                with a copy to:       Gibson, Dunn & Crutcher LLP
                                      333 South Grand Avenue
                                      Los Angeles, California  90071
                                      Attn:  William R. Lindsay, Esq.
                                      Fax No.:  (213) 229-7520

                If to Escrow Holder:  Chicago Title Insurance Company
                -------------------   230 N. Elm Street, Suite 1775
                                      Greensboro, NC  27401
                                      Attn: Al Gardiner
                                      Fax No.: (910) 379-7913

or such other address as either party may from time to time specify in writing to the other in the manner aforesaid.

                  10.2 Brokers and Finders. Buyer and Seller each hereby represents and warrants that no broker was involved in this Agreement or the transactions contemplated hereby except for Majors & Majors Realtors, Marcus & Millichap, and K&F Development, each of whose commissions are to be paid by Seller pursuant to a separate agreement between Seller and said brokers. In the event of a claim for a broker's fee, finder's fee, commission or other similar compensation in connection herewith other than as set forth above, (i) Buyer, if such claim is based upon any agreement alleged to have been made by Buyer, hereby agrees to reimburse Seller for any liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Seller may sustain or incur by reason of such claim and (ii) Seller, if such claim is based upon any agreement alleged to have been made by Seller, hereby agrees to indemnify, defend, protect and hold Buyer harmless against any and all liability, loss, cost, damage or expense (including reasonable attorneys' and paralegals' fees and costs) which Buyer may sustain or incur by reason of such claim. The provisions of this Section 10.2 shall survive the Closing or earlier termination of this Agreement.

                  10.3 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns, except that neither Seller's nor Buyer's interest under this Agreement may be assigned, encumbered or otherwise transferred whether voluntarily, involuntarily, by operation of law or otherwise, without the prior written consent of the other; provided, however, that Buyer may assign, encumber or otherwise transfer Buyer's interest under this Agreement, without the prior written consent of Seller (which will not be unreasonably withheld, conditioned or delayed), to any subsidiary or affiliate of Buyer, provided, however, that such assignment shall not release Buyer from its obligations under this Agreement. There shall be no third party beneficiaries to this Agreement.

                  10.4 Amendments. This Agreement may be amended or modified only by a written instrument executed by the party asserted to be bound thereby.

                  10.5 Continuation and Survival of Indemnities, Representations, Warranties and Post-Closing Obligations. Except as provided in
Section 5.6 hereof or in Article VI of this Agreement, all indemnities, representations and warranties by, and all of the post-closing obligations, if any, of, the respective parties contained herein or made in writing pursuant to this Agreement or any other instrument delivered by Seller pursuant hereto are intended to and shall survive the execution and delivery of this Agreement, the delivery of the Deed and transfer of title.

                  10.6 Interpretation. Whenever used herein, the term "including" shall be deemed to be followed by the words "without limitation." Words used in the singular number shall include the plural, and vice-versa, and any gender shall be deemed to include each other gender. The captions and headings of the Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof.

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

                  10.8 Merger of Prior Agreements. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties with respect to the purchase and sale of the Property specifically described herein and supersedes all prior and contemporaneous (whether oral or written) agreements and understandings between the parties hereto relating to the specific subject matter hereof.

                  10.9 Attorneys' Fees. In the event of any action or proceeding at law or in equity between Buyer and Seller (including an action or proceeding between Buyer and the trustee or debtor in possession while Seller is a debtor in a proceeding under the Bankruptcy Code (Title 11 of the United States Code) or any successor statute to such Code) to enforce or interpret any provision of this Agreement or to protect or establish any right or remedy of either Buyer or Seller hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including without limitation reasonable attorneys' and paralegals' fees and expenses (including without limitation fees, costs and expenses of experts and consultants), incurred in such action or proceeding and in any appeal in connection therewith by such prevailing party, together with all costs of enforcement and/or collection of any judgment or other relief. If such prevailing party shall recover judgment in any such action, proceeding or appeal, such costs, expenses and attorneys' and paralegals' and others' fees shall be included in and as a part of such judgment.

                  10.10 Notice of Termination. If either Buyer or Seller elects to terminate this Agreement, it will submit to Escrow Holder and the other party hereto a notice of termination in duplicate. If Escrow Holder receives a notice of termination, it is instructed to deliver by Federal Express or similar nationally recognized overnight courier service and fax one copy to the other such party and such other party's representatives, as designated in Section 10.1 above, within one (1) business day. If Escrow Holder has not received a written objection from the other party within five (5) business days after delivering and faxing the copy, Escrow Holder is to (i) comply with the instructions contained in the notice of termination, (ii) pay cancellation charges out of any funds on deposit in this Escrow, (iii) return the Earnest Money Deposit (and interest thereon) to Buyer, and (iv) cancel this Agreement.

                  10.11 Specific Performance; Damages. The parties understand and agree that the Property is unique and for that reason, among others, Buyer will be irreparably damaged in the event that this Agreement is not specifically enforced. Accordingly, in the event of any breach or default in or of this Agreement or any of the warranties, terms or provisions hereof by Seller, Buyer shall have the right to demand and have specific performance of this Agreement. Without limitation of the foregoing, in the event the purchase and sale of the Property is not consummated due to Seller's wrongful act or failure to close, Buyer may recover from Seller any out-of-pocket expenses actually incurred by Purchaser as a result of such default by Seller, and Buyer hereby waives any and all rights to recover direct or indirect or consequential damages in excess of such amounts, except in the case of Seller's fraud or intentional misrepresentation or material omission.

                  10.12 Relationship. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture, financing arrangement or other agreement between Buyer and Seller. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

                  10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

                  10.14 Time of the Essence. Time is of the essence in this Agreement and with respect to all of its terms.

                  10.15 No Waiver. No failure of either party to exercise any power given either party hereunder or to insist upon strict compliance by the other party with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's rights to demand exact compliance with the terms hereof.

                  10.16 Saturdays, Sundays, Legal Holidays. If the time period by which any right, option, or election provided under this Agreement must be exercised or by which any acts or payments required hereunder must be performed or paid, or by which the Closing must be held, expires on a Saturday, Sunday, legal or bank holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

                  10.17 Offer and Acceptance; Effective Date. This Agreement, when executed on behalf of Seller, shall constitute an offer by Seller to sell the Property to Buyer on the terms and conditions herein set forth, which offer shall be open for acceptance by Buyer until 5:00 p.m. on February __, 1997. Acceptance by Buyer shall be deemed to occur if, and only if, Seller shall have received actual delivery of at least one (1) unaltered counterpart of this Agreement executed by Buyer and by Escrow Holder evidencing Escrow Holder's receipt of the Earnest Money Deposit. If such acceptance is not so received, then and unless the period for acceptance is extended in writing by Seller, this Agreement and such offer shall be deemed withdrawn and of no further force and effect. For purposes of calculation of all time periods within which Seller or Buyer must act or respond as herein described, the phrase "the date of this Agreement" or other like phrases shall mean and refer to the date indicated on the first page hereof.

                  10.18 Confidentiality. The parties hereto acknowledge and agree that Buyer is a publicly traded entity and subject to certain disclosure obligations under federal and state securities laws. Therefore, notwithstanding anything herein to the contrary, express or implied, Buyer may elect, in its reasonable discretion, to disclose publicly, by press release or by filings with federal or state authorities or otherwise, such matters relating to this Agreement, the transactions contemplated hereby or the Property as Buyer may deem necessary or desirable under federal or state securities laws or the requirements or guidelines of any national securities exchange upon which Seller's securities are listed.

                  IN WITNESS WHEREOF, Seller, Buyer, and Escrow Holder have executed this Agreement as of the date first above written.

                       BUYER:        THE PRICE REIT, INC.


                                     By: /s/ Joseph Kornwasser
                                        ---------------------------------------
                                        Joseph Kornwasser

                                     Its: President and Chief Executive Officer
                                         --------------------------------------



                       SELLER:       MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

                                     By:      Theta Corp., its general partner

                                              By: /s/ John H. Dicken
                                                 ------------------------------
                                                 John H. Dicken

                                              Its: Vice President
                                                  -----------------------------

                            CONSENT OF ESCROW COMPANY

                  The undersigned Escrow Company agrees to (i) accept the foregoing Agreement, (ii) be Escrow Holder under the Agreement, and (iii) be bound by the Agreement in the performance of its duties as Escrow Holder; however, the undersigned will have no obligations, liability or responsibility under (a) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (b) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.


Dated:  February 10, 1997                        Chicago Title Insurance Company


                                                 By: /s/ Kathy J. Horms
                                                    ---------------------------
                                                    Kathy J. Horms

                                                 Its: Commercial Underwriter
                                                     --------------------------

                                   SCHEDULE A

                          LEGAL DESCRIPTION OF THE LAND


                                   Schedule A

                                   SCHEDULE B

                      NORTH CAROLINA SPECIAL WARRANTY DEED

                        [TO BE REVIEWED BY LOCAL COUNSEL]



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

--------------------------------------------------------------------------------

                      NORTH CAROLINA SPECIAL WARRANTY DEED

                  THIS INDENTURE is made this ____ day of _____________, 1997, by MAXVEST ASSOCIATES, LIMITED PARTNERSHIP, a Georgia limited partnership ("Grantor") in favor of THE PRICE REIT, INC., a Maryland corporation ("Grantee"). Mailing address of Grantee is 145 South Fairfax Avenue, Fourth Floor, Los Angeles, California 90036.

                  WITNESSETH, that Grantor, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration to Grantor duly paid, the receipt and sufficiency of which are hereby acknowledged, does by these presents SELL and CONVEY unto Grantee and Grantee's successors and assigns, the following described property (the "Property"):

                  (A) That certain real property described in Exhibit A hereto (the "LAND");

                  (B) All rights, privileges and easements appurtenant to and for the benefit of the Land, including, without limitation, all minerals, oil, gas and other hydrocarbon substances on and under the Land, as well as all development rights, air rights, water, water rights and water stock relating to the Land and any other easements, rights-of-way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land or the Improvements or any other appurtenance, together with all rights of Seller in and to public and private streets, roads, avenues, alleys and passageways, sidewalks, driveways, parking areas and areas adjacent thereto or used in connection therewith (open or proposed, in front of or abutting the Land), and all rights of Seller in any land lying in the bed of any existing or proposed street adjacent to the Land, all strips or gores of land adjoining the Land, and any awards made or to be made and any unpaid award for damage to the Land by reason of any change of grade of any such street, road, avenue, alley or passageway;


                                   Schedule B

                  (C) All improvements and fixtures located or to be located on the Land, including, without limitation, all buildings and structures presently located on the Land, all apparatus, equipment and appliances owned by Grantor presently located on the Land and used in connection with the operation or occupancy thereof, such as heating and air conditioning systems and facilities used to provide any utility services, parking services, refrigeration, ventilation, garbage disposal, recreation or other services thereto, and all landscaping and leasehold improvements which are the property of Grantor (the "IMPROVEMENTS");

                  SUBJECT TO only such matters as may be set forth in Exhibit B attached hereto and by this reference made a part hereof.

                  TO HAVE AND TO HOLD the Property with all and singular the tenements, hereditaments and appurtenances thereto belonging or in any wise appertaining, unto Grantee and Grantee's successors and assigns, forever, Grantor hereby covenanting that the Property is free and clear from any encumbrance done or suffered by Grantor except as set forth above, and that Grantor will warrant and defend title to the Property unto Grantee and Grantee's successors and assigns forever against the claims and demands of persons claiming or to claim the same by, through or under Grantor, except as set forth above.

                  IN WITNESS WHEREOF, the Grantor has caused this Deed to be executed and delivered as of the date first above written.



                                  MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

                                  By:      Theta Corp., Its general partner

                                           By: _______________________________


                                           Its:_______________________________



                                   Schedule B

                                    EXHIBIT A

                                LEGAL DESCRIPTION



                                   Schedule B

                                    EXHIBIT B

                          INSERT "PERMITTED EXCEPTIONS"


                                   Schedule B

                                   SCHEDULE C

                  ASSIGNMENT AND ASSUMPTION OF LEASE AND RENTS



RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California  90071
Attention:  William R. Lindsay

--------------------------------------------------------------------------------

                  ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MAXVEST ASSOCIATES, LIMITED PARTNERSHIP, a Georgia limited partnership ("Assignor"), hereby assigns, sets over, transfers and delegates to THE PRICE REIT, INC., a Maryland corporation ("Assignee"), all of the landlord's right, title, interest, claim and estate in and to all leases, occupancy agreements and similar agreements, together with all modifications, extensions and renewals thereof, all security therefor, and all guaranties of any of the foregoing (collectively, the "Leases") which demise all or any part of, or interest in, the real property more particularly described on Exhibit A attached hereto and incorporated herein (the "Land"), together with all income, receipts, fund and revenues of any kind whatsoever payable under the Leases or otherwise with respect to the Land, whether heretofore accrued or hereafter arising.

         Assignee hereby assumes all of Assignor's obligations under or with respect to the Leases described on Exhibit B attached hereto, which obligations arise out of and relate to the period commencing on the date hereof, and agrees to indemnify, defend, protect, and hold Assignor harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any such obligations of the landlord under the Leases arising out of and relating to the period commencing on the date hereof. Assignor hereby agrees to indemnify, defend, protect and hold Assignee harmless from and against any and all loss, claim, obligation, cost or expense (including without limitation reasonable attorneys fees) relating to or in connection with any obligations of the landlord under the Leases, which obligations arise out of or relate to the period prior to the date hereof.

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys' fees. Any such


                                   Schedule C
attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

         This Assignment may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement effective as of this ______ day of _______________, 1997.

ASSIGNOR:

MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

By:      Theta Corp., its general partner

         By: _______________________________
         Its:________________________________

ASSIGNEE:

THE PRICE REIT, INC.


By:______________________________
Its:_____________________________


                                   Schedule C

          EXHIBIT "A" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



                          LEGAL DESCRIPTION OF PROPERTY




                                   Schedule C

          EXHIBIT "B" TO ASSIGNMENT AND ASSUMPTION OF LEASES AND RENTS



                                 ASSUMED LEASES







                                   Schedule C

                                   SCHEDULE D

                                  BILL OF SALE

         For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, MAXVEST ASSOCIATES, LIMITED PARTNERSHIP, a Georgia limited partnership ("Seller"), hereby transfers, conveys and assigns to THE PRICE REIT, INC., a Maryland corporation ("Buyer"), and its successors and assigns forever, any and all tangible personal property owned by Seller and located on or about and used in connection with the real property more particularly described on Exhibit A attached hereto and made a part hereof (the "Property") or any improvements thereon, including but not limited to fixtures, furnishings, furniture, tools machinery and/or equipment, operational instructions and/or specifications, surveys, drawings, business records and the personal property listed on any schedule attached hereto.

         If any litigation between Seller and Buyer arises out of the obligations of the parties under this Bill of Sale or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Bill of Sale shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Bill of Sale and to survive and not be merged into any such judgment.

         IN WITNESS WHEREOF, Seller has caused this instrument to be executed and delivered as of this ______ day of __________, 1997.

                                  MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

                                  By:      Theta Corp., its general partner

                                           By: _______________________________

                                           Its:________________________________





                                   Schedule D

                           EXHIBIT "A" TO BILL OF SALE
                             DESCRIPTION OF PROPERTY


                                   Schedule D

                                   SCHEDULE E

                  ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY,

                            WARRANTIES AND GUARANTEES



         THIS ASSIGNMENT OF CONTRACTS, INTANGIBLE PROPERTY, WARRANTIES AND GUARANTIES (this "Assignment") is made as of the ___ day of ____________, 1997, by MAXVEST ASSOCIATES, LIMITED PARTNERSHIP, a Georgia limited partnership ("Assignor"), in favor of THE PRICE REIT, INC., a Maryland corporation ("Assignee").

                                    RECITALS;

         Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions dated as of January ____, 1997 by and between Assignor, Assignee and ____________________ Title Insurance Company (the "Agreement"), Assignee has this day acquired from Assignor certain interests in land, buildings and improvements more particularly described on Exhibit A attached hereto and made a part hereof (the "Property"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Agreement.

         In consideration of the acquisition of the Property by Assignee and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Assignor hereby assigns, transfers and delegates to Assignee all of Assignor's right, title and interest in and to the following (collectively, the "Assigned Property"): (i) any intangible personal property which relates to and is reasonably required for the operation and functioning of the Land, Improvements or Personal Property, including without limitation all transferable licenses and governmental approvals and permits of any nature relating to the Property or the Improvements or any repairs or renovations to such Improvements, and (ii) any and all transferable warranties, guaranties, contracts and other rights owned by Assignor relating to the ownership, operation or functioning of all or any part of the Property (including without limitation all third party guarantees and warranties, express or implied, in connection with the construction of the Improvements and any deposits given by Assignor in connection with the installation or provision of utility services, to the extent such deposits have not been returned to Assignor as of the date hereof).

         If any litigation between Assignor and Assignee arises out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision

                                   Schedule E
contained herein, the losing party shall pay the prevailing party's costs and expenses of such litigation including, without limitation, reasonable attorneys, fees. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date set forth below.

         Executed as of the date first above written.

ASSIGNOR:

MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

By:      Theta Corp., its general partner

         By: _______________________________

         Its:_______________________________




                                   Schedule E

               EXHIBIT "A" TO ASSIGNMENT OF CONTRACTS, INTANGIBLE

                       PROPERTY, WARRANTIES AND GUARANTEES



                          LEGAL DESCRIPTION OF PROPERTY










                                   Schedule E

                                   SCHEDULE F

                       CERTIFICATION OF NON-FOREIGN STATUS

                  (FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT)

                  Internal Revenue Code Section 1445 provides that a transferee of a United States real property interest must withhold tax if the transferor is a foreign person. To inform THE PRICE REIT, INC. ("Transferee") that withholding of tax is not required upon the disposition of a United States real property interest by the undersigned ("Transferor"), Transferor hereby certifies and declares as follows:

                  1. Transferor's U.S. tax identification/social security number is: __________________________________;

                  2. Transferor's principal office address is __________________________________________; and

                  3. Transferor is not a foreign person (foreign corporation, foreign partnership, foreign trust, foreign estate or non-resident alien), as defined in the Internal Revenue Code and Income Tax Regulations.

                  Transferor acknowledges that this certification may be disclosed by Transferee to the Internal Revenue Service and that any false statement contained in this certification may be punished by fine or imprisonment or both.

                  Transferor understands that Transferee is relying on this certification to determine whether withholding is required by Transferee pursuant to Internal Revenue Code Section 1445.

                  Under penalties of perjury, the undersigned signatory declares that: I have examined this certification, to the best of my knowledge and belief it is true and complete, and I am duly authorized to execute this certification on behalf of Transferor.

Dated:_____________________, 1997



                                   MAXVEST ASSOCIATES, LIMITED PARTNERSHIP

                                   By:      Theta Corp., its general partner

                                            By: ________________________________

                                            Its:________________________________


                                   Schedule F

                                   SCHEDULE G

                           TENANT ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of _____________, 1997, is executed by ________________________ ("Tenant") in favor of THE PRICE REIT, INC. ("Buyer").

                                 R E C I T A L S

         A. Buyer and MAXVEST ASSOCIATES, LTD. ("Landlord"), have entered into that certain Purchase and Sale Agreement and Escrow Instructions, dated as of January ___, 1997 (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of Greensboro, County of ___________, State of North Carolina, more particularly described on Schedule "A" attached to the Purchase Agreement (the "Property").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ________________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer as follows:

                                    AGREEMENT

                  Section 1.        Lease.

         Attached hereto as Exhibit "A" is a true, correct, and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements. guarantees and restatements thereof:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                  Section 2.        Leased Premises.

         Pursuant to the Lease, Tenant leases those certain Premises (the "Leased Premises") consisting of approximately ______________________ (______________) rentable square

                                   Schedule G
feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [___________ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

                  Section 3.        Full Force of Lease.

         The Lease is in full force and effect, has not been terminated, and is enforceable in accordance with its terms.

                  Section 4.        Complete Agreement

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property.

                  Section 5.        Acceptance of Leased Premises.

         Tenant has accepted and is currently occupying the Leased Premises.

                  Section 6.        Lease Term.

         The term of the Lease commenced on _____________________ and ends on _______________________, subject to the following options to extend:
________________________________________________________________________________
(If none, please state "None.")

                  Section 7.        Purchase Rights.

         Tenant has no option, right of first refusal, right of first offer, or other right to purchase all or any portion of the Leased Premises or all or any portion of the Property, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                  Section 8.        Rights of Tenant.

         Except as expressly stated in this Certificate, Tenant:

         (a)      has no right to renew or extend the term of the Lease;

         (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

         (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

                                   Schedule G

                  Section 9.        Rent.

         (a) The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of ________________________ Dollars ($_________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

         (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and over-head expenses is ___________ percent (______%) and is currently being paid at the rate of ____________________________________ Dollars ($__________) per month, payable to
______________________________________________.

         (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, except as follows:________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

                  Section 10.       Security Deposit.

         The amount of Tenant's security deposit held by Landlord under the Lease is _________________________________ Dollars ($_____________).

                  Section 11.       Prepaid Rent.

         The amount of prepaid rent, separate from the security deposit, is __________________________________ Dollars ($_____________), covering the period from ________ to ________.

                  Section 12.       Insurance.

         All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

                                   Schedule G

                  Section 13.       Pending Actions.

         There are no actions, whether voluntary or otherwise, pending against the Tenant (or any guarantor of the Tenant's obligations under the Lease) pursuant to the bankruptcy or insolvency laws of the United States or any state thereof.

                  Section 14.       Landlord's Obligations

         As of the date of this Certificate, Landlord has performed all obligations required of Landlord pursuant to the Lease and no offsets. counterclaims, or defenses of Tenant under the Lease exist against Landlord. As of the date of this Certificate, no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against the Landlord, except as follows:
________________________________________________________________________________
________________________________________________________________________________
(If none, please state "None.")

         (If none, please state "None.")

                  Section 15.       Assignments by Landlord.

         Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord.

                  Section 16.       Assignments by Tenant.

         Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its employees will occupy the Leased Premises except as permitted under the Lease. The address for notices to be sent to Tenant is as set forth in the Lease.

                  Section 17.       Environmental Matters.

         The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or restaurant (if so permitted by the Lease) or otherwise used in accordance with all applicable laws.

                  Section 18.       Notification by Tenant.

         From the date of this Certificate and continuing the earlier to occur of (i) December 31, 1997 and (ii) Buyer's acquisition of title to the Property, Tenant agrees to immediately notify Buyer, in writing, at the following address, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:

                                   Schedule G

                                 The PRICE REIT, Inc.
                                 145 South Fairfax Avenue
                                 Fourth Floor
                                 Los Angeles, CA 90036
                                 Attn.:  Joseph Kornwasser
                                 Fax No.:  (213) 937-8175

         Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer in agreeing to purchase the Property. In the event that Buyer acquires the Property, nothing in this Section 18 shall limit Tenant's obligations under the Lease.

         Tenant his executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.

                                      TENANT


                                      _________________________________



                                      By:_______________________________
                                                   Name:
                                                   Its:




                                   Schedule G

                                   SCHEDULE H

                                    RENT ROLL

                                    Attached.




                                   Schedule H